EXECUTION COPY

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.

as Depositor

and

U.S. BANK TRUST NATIONAL ASSOCIATION

as Owner Trustee

OWNER TRUST AGREEMENT

Dated as of July 24, 2002

CSFB ABS Trust 2002-HI23

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          This Owner Trust Agreement, dated as of July 24, 2002 (as may be amended, modified or supplemented and in effect from time to time, this "Owner Trust Agreement"), between CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP., a Delaware corporation, as depositor (the "Depositor") and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as owner trustee (the "Owner Trustee"),

WITNESSETH THAT:

          WHEREAS, pursuant to the terms of the Loan Purchase Agreement, DLJ Mortgage Capital, Inc. (in such capacity, the "Seller") will sell to the Depositor the Loans together with the Related Documents on the Closing Date;

          WHEREAS, pursuant to the terms if this Owner Trust Agreement, the Depositor desires to convey the Loans to the Trust;

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Depositor and the Owner Trustee agree as follows:

ARTICLE I

Definitions

          Section 1.01.  Definitions.  For all purposes of this Owner Trust Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture, dated July 24, 2002 (the “Indenture”), between CSFB ABS Trust 2002-HI23, as issuer, and JPMorgan Chase Bank, as indenture trustee. All other capitalized terms used herein shall have the meanings specified herein.

          Section 1.02.  Other Definitional Provisions.

          (a)  All terms defined in this Owner Trust Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b)  As used in this Owner Trust Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Owner Trust Agreement or in any such certificate or other document, and accounting terms partly defined in this Owner Trust Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Owner Trust Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Owner Trust Agreement or in any such certificate or other document shall control.

          (c)  The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Owner Trust Agreement shall refer to this Owner Trust Agreement as a whole and not to any particular provision of this Owner Trust Agreement; Article, Section and Exhibit references contained in this Owner Trust Agreement are references to Articles, Sections and Exhibits in or to this Owner Trust Agreement unless otherwise specified; the term “including” shall mean “including without limitation;” the term “or” shall include “and/or”; and the term “proceeds” shall have the meaning ascribed thereto in the “UCC.”

          (d)  The definitions contained in this Owner Trust Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          (e)  Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

Organization

          Section 2.01.  Name.  The trust shall be known as “CSFB ABS Trust 2002-HI23” (the “Trust”), in which name the Owner Trustee may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

          Section 2.02.  Office.  The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificateholder and the Depositor.

          Section 2.03.  Purposes and Powers.  The purpose of the Trust is to engage in the following activities:

                    (i)     to issue the Notes pursuant to the Indenture and the Certificate pursuant to this Owner Trust Agreement and to sell the Notes and the Certificate;

                    (ii)     to purchase the Loans and to pay organizational, start-up and transactional expenses of the Trust;

                    (iii)     to assign, grant, transfer, pledge and convey the Loans pursuant to the Indenture and to hold, manage and distribute to the Certificateholder pursuant to Section 5.01 any portion of the Loans released from the Lien of, and remitted to the Trust pursuant to the Indenture;

                    (iv)     to assign, grant, transfer, own, pledge and convey the Loans in connection with any such termination;

                    (v)     to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                    (vi)     to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including, without limitation, to accept additional contributions of equity that are not subject to the Lien of the Indenture; and

                    (vii)     subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Securityholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Owner Trust Agreement or the Basic Documents while any Note is outstanding without the consent of the Certificateholder and the Indenture Trustee.

          Section 2.04.  Appointment of Owner Trustee.  The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

          Section 2.05.  Initial Capital Contribution of Owner Trust Estate.  The Depositor hereby sells, assigns, transfers, conveys and sets over to the Trust, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial corpus of the Trust and shall be deposited in the Certificate Distribution Account. The Owner Trustee also acknowledges on behalf of the Trust, the receipt in trust of the Loans and the Pre-Funding Account assigned to the Trust pursuant to Section 3.01, which shall constitute the Owner Trust Estate. The foregoing transfer, assignment, set over and conveyance does not, and is not intended to, result in a creation or an assumption by the Trust of any obligation of the Depositor or any other Person in connection with the Trust Estate or under any agreement or instrument relating thereto, except as specifically set forth herein.

          The Trust acknowledges the conveyance to the Trust by the Depositor, as of the Closing Date, of the Trust Estate, including all right, title and interest of the Depositor in and to the Trust Estate. Concurrently with such conveyance and in exchange therefor, the Trust has pledged the Trust Estate to the Indenture Trustee and has executed the Certificate and the Notes and caused them to be duly authenticated and delivered.

          Section 2.06.  Declaration of Trust.  The Owner Trustee hereby declares that it shall hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholder, subject to the obligations of the Owner Trust under the Basic Documents. It is the intention of the parties hereto that the Owner Trust constitute a business trust under the Business Trust Statute and that this Owner Trust Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for federal, state and local income and franchise tax purposes, the Owner Trust shall be treated as a domestic eligible entity with a single owner electing to be disregarded as a separate entity. The parties agree that, unless otherwise required by appropriate tax authorities, the Owner Trust will not file or cause to be filed annual or other returns, reports or other forms. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Owner Trust.

          Section 2.07.  Title to Trust Property.  Legal title to the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

          Section 2.08.  Situs of Trust.  The Trust will be located and administered in the state of Delaware or Minnesota. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the state of Delaware or the state of Minnesota. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the state of Delaware or taking actions outside the state of Delaware in order to comply with Section 2.03. Payments will be received by the Trust only in Delaware or Minnesota, and payments will be made by the Trust only from Delaware or Minnesota. The only office of the Trust will be at the Corporate Trust Office in Delaware.

          Section 2.09.  Representations and Warranties of the Depositor.  The Depositor hereby represents and warrants to the Owner Trustee that:

                    (i)     The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the state of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

                 (ii)     The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Depositor and the ability of the Depositor to perform under this Owner Trust Agreement.

                  (iii)     The Depositor has the power and authority to execute and deliver this Owner Trust Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust as part of the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Owner Trust Agreement have been duly authorized by the Depositor by all necessary corporate action.

                 (iv)     The consummation of the transactions contemplated by this Owner Trust Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

ARTICLE III

Conveyance of the Loans and Pre-Funding Account; The Certificate

          Section 3.01.  Conveyance of the Loans and Pre-Funding Account.  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, convey, sell and assign to the Trust, on behalf of the Securityholders, without recourse, all of its right, title and interest, whether now owned or hereafter acquired, in and to (A) the Initial Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Loan Files and including any Eligible Substitute Loans; (B) the Pre-Funding Account; (C) pool insurance policies, hazard insurance policies and any bankruptcy bond relating to the foregoing, if applicable; (D) all amounts payable after the Cut-off Date to the holders of the Initial Loans in accordance with the terms thereof; (E) all income, payments, proceeds and products of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Pre-Funding Account, whether in the form of cash, instruments, securities or other property; (F) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and (G) all proceeds of any of the foregoing.

          For income tax purposes the parties hereto intend that the transaction set forth herein shall not be a taxable event.

          Section 3.02.  Initial Ownership.  Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the conveyance of the Loans and the Pre-Funding Account pursuant to Section 3.01 and the issuance of the Certificate, the Depositor shall be the sole Certificateholder.

          Section 3.03.  The Certificate.  The Certificate shall be issued in a single denomination of a 100.00% Certificate Percentage Interest.

          The Certificate shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee and authenticated in the manner provided in Section 3.04. If the Certificate bears the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, it shall be validly issued and entitled to the benefit of this Owner Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of the Certificate or did not hold such offices at the date of authentication and delivery of the Certificate. A Person shall become the Certificateholder and shall be entitled to the rights and subject to the obligations of the Certificateholder hereunder upon such Person's acceptance of the Certificate duly registered in such Person's name, pursuant to Section 3.05.

          A transferee of the Certificate shall become the Certificateholder and shall be entitled to the rights and subject to the obligations of the Certificateholder hereunder upon such transferee's acceptance of the Certificate duly registered in such transferee's name pursuant to and upon satisfaction of the conditions set forth in Section 3.05.

          Section 3.04.   Authentication of Certificate.  Concurrently with the acquisition of the Loans by the Trust, the Owner Trustee or the Certificate Paying Agent shall cause the Certificate in an aggregate Certificate Percentage Interest of 100.00% to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further corporate action by the Depositor, in the authorized denomination. The Certificate shall not entitle its holder to any benefit under this Owner Trust Agreement or be valid for any purpose unless there shall appear on the Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Certificate Paying Agent, by manual signature; such authentication shall constitute conclusive evidence that the Certificate shall have been duly authenticated and delivered hereunder. The Certificate shall be dated the date of its authentication.

          Section 3.05.   Registration of and Limitations on Transfer and Exchange of Certificate.   The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.09, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the Certificate and of transfers and exchanges of the Certificate as herein provided. The Indenture Trustee shall be the initial Certificate Registrar. If the Certificate Registrar resigns or is removed, the Owner Trustee shall appoint a successor Certificate Registrar.

          Upon surrender for registration of transfer of the Certificate at the office or agency maintained pursuant to Section 3.09, the Owner Trustee shall execute, authenticate and deliver (or shall cause the Certificate Registrar as its authenticating agent to authenticate and deliver) in the name of the designated transferee or transferees, a new Certificate in authorized denominations of alike aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of the Certificateholder, the Certificate may be exchanged for another Certificate of authorized denominations of alike aggregate amount upon surrender of the Certificate to be exchanged at the office or agency maintained pursuant to Section 3.09.

          Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Certificateholder or such Certificateholder's attorney duly authorized in writing. When the Certificate is surrendered for registration of transfer or exchange it shall be canceled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

          No service charge shall be made for any registration of transfer or exchange of any Certificate, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of any Certificate.

          Except as described below, no transfer of any Certificate or interest therein shall be made to any Person that is not a United States Person. Each Certificateholder shall establish its non-foreign status by submitting to the Certificate Paying Agent an IRS Form W-9 and the Certificate of Non-Foreign Status set forth in Exhibit F hereto.

          A Certificate may be transferred to a Certificateholder unable to establish its non-foreign status as described in the preceding paragraph only if such Certificateholder provides an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the

Certificate Registrar or the Depositor, satisfactory to the Depositor, that such transfer (1) will not affect the tax status of the Owner Trust and (2) will not adversely affect the interests of the Certificateholder or any Noteholder, including, without limitation, as a result of the imposition of any United States federal withholding taxes on the Trust (except to the extent that such withholding taxes would be payable solely from amounts otherwise distributable to the Certificate of the prospective transferee). If such transfer occurs and such foreign Certificateholder becomes subject to such United States federal withholding taxes, any such taxes will be withheld by the Indenture Trustee. Each Certificateholder unable to establish its non-foreign status shall submit to the Certificate Paying Agent a copy of its Form W-8BEN and shall resubmit such Form W-8BEN every three years.

          No transfer, sale, pledge or other disposition of the Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Certificate Registrar or the Depositor shall prior to such transfer require the transferee to execute (A) either (i) an investment letter in substantially the form attached hereto as Exhibit C (or in such form and substance reasonably satisfactory to the Certificate Registrar and the Depositor) which investment letters shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Servicer or the Depositor and which investment letter states that, among other things, such transferee (a) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (b) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A or (ii) (a) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Servicer or the Depositor and (b) the transferee executes a representation letter, substantially in the form of Exhibit D hereto, and the transferor executes a representation letter, substantially in the form of Exhibit E hereto, each acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Servicer or the Depositor and (B) a Certificate of Non-Foreign Status (in substantially the form attached hereto as Exhibit G) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, which certificate shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar or the Depositor. If the Certificateholder is unable to provide a Certificate of Non-Foreign Status, the Certificateholder must provide an Opinion of Counsel as described in the preceding paragraph. The Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Certificate Registrar, the Servicer , and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of the Certificate or any interest therein shall be made to any Plan Assets unless the Depositor, the Owner Trustee, the Certificate Registrar and the Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Owner Trustee, the Certificate Registrar and the Servicer that the purchase of the Certificate is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section

4975 of the Code and will not subject the Depositor, the Owner Trustee, the Certificate Registrar or the Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Owner Trust Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Certificate Registrar or the Servicer. In lieu of such Opinion of Counsel, a Plan, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring the Certificate with Plan Assets of a Plan may provide a certification in the form of Exhibit F to this Owner Trust Agreement, which the Depositor, the Owner Trustee, the Certificate Registrar and the Servicer may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of the Certificate by the Depositor to Credit Suisse First Boston and the Depositor shall be deemed to have represented that Credit Suisse First Boston is not a Plan or a Person investing Plan Assets of any Plan) and the Owner Trustee and the Certificate Registrar shall be entitled to conclusively rely upon a representation (which, upon the request of the Owner Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

          In addition, no transfer of the Certificate shall be permitted, and no such transfer shall be registered by the Certificate Registrar or be effective hereunder, if such transfer or the registration of such transfer would cause the Trust to be classified as a publicly traded partnership, taxable as a corporation for federal income tax purposes by causing the Trust to have more than 100 Certificateholders at any time during the taxable year of the Trust, an association taxable as a corporation, a corporation or a taxable mortgage pool for federal and relevant state income tax purposes.

          In addition, no transfer, sale, assignment, pledge or other disposition of the Certificate (other than the initial transfer by the Depositor to Credit Suisse First Boston shall be made unless the proposed transferee certifies, in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor that (1) the transferee is acquiring the Certificate for its own behalf and is not acting as agent or custodian for any other person or entity in connection with such acquisition and (2) the transferee is not a partnership, grantor trust or S corporation for federal income tax purposes.

          Section 3.06.  Mutilated, Destroyed, Lost or Stolen Certificates.  If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them and the Trust from harm, then in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee or the Certificate Paying Agent, as the Trust’s authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 3.06, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 3.06 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 3.07.  Persons Deemed to be the Certificateholder.  Prior to due presentation of the Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of the Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Trust, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent shall be bound by any notice to the contrary.

          Section 3.08.  Access to Certificateholder’s Name and Address.  The Certificate Registrar shall furnish or cause to be furnished to the Depositor or the Owner Trustee, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Depositor or the Owner Trustee, a list, in such form as the Depositor or the Owner Trustee, as the case may be, may reasonably require, of the name and address of the Certificateholder as of the most recent Record Date. The Certificateholder, by receiving and holding the Certificate, shall be deemed to have agreed not to hold any of the Trust, the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

          Section 3.09. Maintenance of Office or Agency.  The Owner Trustee on behalf of the Trust, shall maintain in the City of New York an office or offices or agency or agencies where the Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificate and the Basic Documents may be served. The Owner Trustee initially designates the Corporate Trust Office of the Indenture Trustee as its office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and the Certificateholder of any change in the location of the Certificate Register or any such office or agency.

          Section 3.10.  Certificate Paying Agent. (a)  The Certificate Paying Agent shall make distributions to the Certificateholder from the Certificate Distribution Account on behalf of the Trust in accordance with the provisions of the Certificate and Section 5.01 hereof from payments remitted to the Certificate Paying Agent by the Indenture Trustee pursuant to Section 3.05 of the Indenture. The Trust hereby appoints the Indenture Trustee as Certificate Paying Agent. The Certificate Paying Agent shall:

                (i)     hold all sums held by it for the payment of amounts due with respect to the Certificate in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                (ii)  give the Owner Trustee notice of any default by the Trust of which it has actual knowledge in the making of any payment required to be made with respect to the Certificate;

                (iii)     at any time during the continuance of any such default, upon the written request of the Owner Trustee forthwith pay to the Owner Trustee on behalf of the Trust all sums so held in Trust by such Certificate Paying Agent;

                (iv)     immediately resign as Certificate Paying Agent and forthwith pay to the Owner Trustee on behalf of the Trust all sums held by it in trust for the payment of the Certificate if at any time it ceases to meet the standards required to be met by the Certificate Paying Agent at the time of its appointment;

                (v)     comply with all requirements of the Code with respect to the withholding from any payments made by it on the Certificate of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

                (vi)     deliver to the Owner Trustee a copy of the report to Certificateholder prepared with respect to each Payment Date by the Indenture Trustee.

          (b)     The Trust may revoke such power and remove the Certificate Paying Agent if the Owner Trustee determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Owner Trust Agreement in any material respect. The Indenture Trustee shall be permitted to resign as Certificate Paying Agent upon 30 days written notice to the Owner Trustee; provided the Indenture Trustee is also resigning as Paying Agent under the Indenture at such time. In the event that the Indenture Trustee shall no longer be the Certificate Paying Agent under this Owner Trust Agreement and Paying Agent under the Indenture, the Owner Trustee shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company) and which shall also be the successor Paying Agent under the Indenture. The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument to the effect set forth in this Section 3.10 as it relates to the Certificate Paying Agent. The Certificate Paying Agent shall return all unclaimed funds to the Trust and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Trust. The provisions of Sections 6.01, 6.04 and 7.01 shall apply to the Certificate Paying Agent to the extent applicable. Any reference in this Owner Trust Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

          (c)     The Certificate Paying Agent shall establish and maintain with itself the Certificate Distribution Account in which the Certificate Paying Agent shall deposit, on the same day as it is received from the Indenture Trustee, each remittance received by the Certificate Paying Agent with respect to payments made pursuant to the Indenture. The Certificate Paying Agent shall make all distributions on the Certificate from moneys on deposit in the Certificate Distribution Account.

          Section 3.11.  Subordination.  Except as otherwise provided in the Basic Documents, for so long as any Notes are outstanding or unpaid, the Certificateholder will generally be subordinated in right of payment, under the Certificate or otherwise, to payments to the Noteholders under, or otherwise related to, the Indenture. If an Event of Default has occurred and is continuing under the Indenture, the Certificate will be fully subordinated to obligations owing by the Trust to the Noteholders under, or otherwise related to, the Indenture, and no distributions will be made on the Certificates until the Noteholders and the Indenture Trustee have been irrevocably paid in full.

ARTICLE IV

Authority and Duties of Owner Trustee

          Section 4.01.  General Authority.  The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement or instrument described herein, in each case, in such form as the Owner Trustee shall approve, as evidenced conclusively by the Owner Trustee’s execution thereof.

          Section 4.02.  General Duties.  The Owner Trustee shall be responsible to administer the Trust pursuant to the terms of this Owner Trust Agreement and in the interest of the Certificateholder, subject to the Basic Documents and in accordance with the provisions of this Owner Trust Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties under this Owner Trust Agreement and the other Basic Documents to the extent that the Seller or the Administrator shall have agreed in the Administration Agreement to perform the duties of the Owner Trustee or the Trust, and the Owner Trustee shall not be responsible for monitoring the performance of such duties by the Seller or the Administrator nor shall the Owner Trustee be liable for the acts or omissions of the Seller or the Administrator. In no event shall the Owner Trustee be obligated to assume the duties of the Seller or Administrator in the event of the Seller’s or Administrator’s resignation, removal, insolvency or other incapacity.

          Section 4.03.  Action upon Instruction.

          (a)     Subject to this Article IV and in accordance with the terms of the Basic Documents, the Certificateholder may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholder pursuant to this Article IV.

          (b)     Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

          (c)     Whenever the Owner Trustee is required to decide or is unable to decide between alternative courses of action permitted or required by the terms of this Owner Trust Agreement or under any Basic Document, or in the event that the Owner Trustee is unsure as to the application of any provision of this Owner Trust Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Owner Trust Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholder, if the Certificate requests instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instructions received from the Certificateholder, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Owner Trust Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholder, and the Owner Trustee shall have no liability to any Person for such action or inaction.

          Section 4.04. No Duties Except as Specified under Specified Documents or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly required by this Owner Trust Agreement and (ii) in accordance with any instruction delivered to the Owner Trustee pursuant to Section 4.03; and no implied duties or obligations shall be read into this Owner Trust Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility to prepare or file any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Owner Trust Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Owner Trust Estate.

          Section 4.05.  Restrictions.

          (a)     The Owner Trustee shall not take any action (x) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (y) that, to the actual knowledge of the Owner Trustee, would result in the Trust becoming taxable as a corporation for federal income tax purposes. The Certificateholder shall not direct the Owner Trustee to take action that would violate the provisions of this Section 4.05.

          (b)     The Owner Trustee shall not convey or transfer any of the Trust’s properties or assets, including those included in the Trust Estate, to any person unless (a) it shall have received an Opinion of Counsel to the effect that such transaction will not have any material adverse tax consequence to the Trust or the Certificateholder and (b) such conveyance or transfer shall not violate the provisions of Section 3.15(b) of the Indenture.

          Section 4.06.  Prior Notice to the Certificateholder with Respect to Certain Matters.  With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholder of the proposed action and the Certificateholder shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that the Certificateholder has withheld consent or provided alternative direction:

          (a)     the initiation of any claim or lawsuit by the Trust and the compromise of any action, claim or lawsuit brought by or against the Trust;

          (b)     the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

          (c)     the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

          (d)     the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholder; and

          (e)     the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Owner Trust Agreement of a successor Certificate Registrar or Certificate Paying Agent or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee, Certificate Registrar or Certificate Paying Agent of its obligations under the Indenture or this Owner Trust Agreement, as applicable.

          Section 4.07.  Action by Certificateholder with Respect to Certain Matters.  The Owner Trustee shall not have the power, except upon the direction of the Certificateholder, to (a) remove the Servicer under the Servicing Agreement pursuant to Sections 7.01 and 8.05 thereof or (b) except as expressly provided in the Basic Documents, sell the Loans after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholder.

          Section 4.08.  Action by Certificateholder with Respect to Bankruptcy.  The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior approval of the Certificateholder and the delivery to the Owner Trustee by the Certificateholder of a certificate certifying that the Certificateholder reasonably believes that the Trust is insolvent.

          Section 4.09.   Restrictions on Certificateholder’s’ Power.  The Certificateholder shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Owner Trust Agreement or any of the Basic Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

          Section 4.10.  Doing Business in Other Jurisdictions.  Notwithstanding anything contained herein to the contrary, neither U.S. Bank Trust National Association nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the state of Delaware if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 9.05 hereof, (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the state of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of the state of Delaware becoming payable by U.S. Bank Trust National Association, or (iii) subject U.S. Bank Trust National Association to personal jurisdiction in any jurisdiction other than the state of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by U.S. Bank Trust National Association or the Owner Trustee, as the case may be, contemplated hereby.

ARTICLE V

Application of Trust Funds

          Section 5.01.  Distributions.

          (a)     On each Payment Date, the Certificate Paying Agent shall distribute to the Certificateholder all funds on deposit in the Certificate Distribution Account and available therefor (as provided in Section 3.05 of the Indenture), as the Certificate Distribution Amount for such Payment Date.

          (b)     In the event that any withholding tax is imposed on the distributions (or allocations of income) to the Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.01. The Certificate Paying Agent is hereby authorized and directed to retain or cause to be retained from amounts otherwise distributable to the Certificateholder sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Certificate Paying Agent. The amount of any such withholding tax shall be remitted by the Certificate Paying Agent, as required, to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Certificate Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph (b).

          (c)     Distributions to the Certificateholder shall be subordinated to the creditors of the Trust, including the Noteholders.

          (d)     Allocations of profits and losses, as determined for federal income tax purposes, shall be made to the Certificateholder on a pro rata basis based on the Certificate Percentage Interests thereof.

          Section 5.02.  Method of Payment.  Subject to Section 8.01(c), distributions required to be made to the Certificateholder on any Payment Date as provided in Section 5.01 shall be made to the Certificateholder of record on the preceding Record Date by wire transfer, in immediately available funds, to the account of the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to the Certificateholder at the address of the Certificateholder appearing in the Certificate Register.

          Section 5.03.  Signature on Returns.  The Administrator shall sign on behalf of the Trust the tax returns of the Trust.

          Section 5.04. Statements to Certificateholder. On each Payment Date, the Certificate Paying Agent shall make available on its website the statement or statements provided to the Owner Trustee and the Certificate Paying Agent by the Indenture Trustee.

          Section 5.05.  Tax Elections.

          The Certificateholder agrees by its purchase of the Certificate to treat the Trust as a domestic eligible entity with a single owner electing to be disregarded as a separate entity for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the Notes being debt of the Trust, as further set forth in Section 2.06.

ARTICLE VI

Concerning the Owner Trustee

          Section 6.01.  Acceptance of Trusts and Duties.  The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Owner Trust Agreement. The Owner Trustee and the Certificate Paying Agent also agree to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Owner Trust Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, negligence or bad faith or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

          (a)     No provision of this Owner Trust Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights, duties or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (b)     Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

          (c)     The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Owner Trust Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, the Notes, the Certificate, other than the certificate of authentication on the Certificate, if executed by the Owner Trustee and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to the Certificateholder, other than as expressly provided for herein or expressly agreed to in the Basic Documents;

          (d)     The execution, delivery, authentication and performance by it of this Owner Trust Agreement will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency;

          (e)     The Owner Trustee shall not be liable for the default or misconduct of the Depositor, Indenture Trustee or the Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Owner Trust Agreement or the Basic Documents that are required to be performed by the Indenture Trustee under the Indenture, the Seller under the Loan Purchase Agreement, the Servicer under the Servicing Agreement or the Seller or the Administrator under the Administration Agreement; and

          (f)     The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it or duties imposed by this Owner Trust Agreement, or to institute, conduct or defend any litigation under this Owner Trust Agreement or otherwise or in relation to this Owner Trust Agreement or any Basic Document, at the request, order or direction of the Certificateholder, unless the Certificateholder has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Owner Trust Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of any such act.

          Section 6.02.  Furnishing of Documents.  The Owner Trustee shall furnish to the Securityholders promptly upon receipt of a written reasonable request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trust under the Basic Documents.

          Section 6.03.  Representations and Warranties.  The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholder, that:

          (a)     It is a national banking association duly organized and validly existing in good standing under the laws of the United States of America. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Owner Trust Agreement;

          (b)     It has taken all corporate action necessary to authorize the execution and delivery by it of this Owner Trust Agreement, and this Owner Trust Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Owner Trust Agreement on its behalf;

          (c)     Neither the execution nor the delivery by it of this Owner Trust Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound;

          (d)     This Owner Trust Agreement, assuming due authorization, execution and delivery by the Depositor, constitutes a valid, legal and binding obligation of the Owner Trustee, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (e)     The Owner Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Owner Trustee or its properties or might have consequences that would materially adversely affect its performance hereunder; and

          (f)     No litigation is pending or, to the best of the Owner Trustee’s knowledge, threatened against the Owner Trustee which would prohibit its entering into this Owner Trust Agreement or performing its obligations under this Owner Trust Agreement.

          Section 6.04.  Reliance; Advice of Counsel.

          (a)     The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b)     In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Owner Trust Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents, attorneys, custodians or nominees (including persons acting under a power of attorney) pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees (including persons acting under a power of attorney) if such persons have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it at the expense of the Trust. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons.

          Section 6.05.  Not Acting in Individual Capacity.  Except as provided in this Article VI, in accepting the trusts hereby created U.S. Bank Trust National Association acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Owner Trust Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

          Section 6.06.  Owner Trustee Not Liable for Certificates or Related Documents.  The recitals contained herein and in the Certificate (other than the signatures of the Owner Trustee on the Certificate) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Owner Trust Agreement, of any Basic Document or of the Certificate (other than the signatures of the Owner Trustee on the Certificate) or the Notes, or of any Related Documents. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholder under this Owner Trust Agreement or the Noteholders under the Indenture, including, the compliance by the Depositor or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

          Section 6.07.  Owner Trustee May Own the Certificate and the Notes.  The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Certificate or the Notes and may deal with the Depositor, the Seller, the Certificate Paying Agent, the Certificate Registrar and the Indenture Trustee in transactions with the same rights as it would have if it were not Owner Trustee.

ARTICLE VII

Compensation of Owner Trustee

          Section 7.01.  Owner Trustee’s Fees and Expenses.  The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof (the “Owner Trustee Fee”) from the Seller, and the Owner Trustee shall be reimbursed for its reasonable expenses hereunder and under the Basic Documents, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may reasonably employ in connection with the exercise and performance of its rights and its duties hereunder and under the Basic Documents which shall be payable by the Seller.

          Section 7.02. Indemnification.  The Seller, the Depositor and the Trust (on a joint and several basis) shall indemnify, defend and hold harmless the Owner Trustee, both as Owner Trustee and in its individual capacity, and its successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Owner Trust Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, provided, that:

                (i)     the Seller shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from the Owner Trustee’s willful misconduct, negligence or bad faith or as a result of any inaccuracy of a representation or warranty contained in Section 6.03 expressly made by the Owner Trustee;

                (ii)     with respect to any such claim, the Indemnified Party shall have given the Seller written notice thereof promptly after the Indemnified Party shall have actual knowledge thereof;

                (iii)     while maintaining control over its own defense, the Seller shall consult with the Indemnified Party in preparing such defense; and

                (iv)     notwithstanding anything in this Owner Trust Agreement to the contrary, the Seller shall not be liable for settlement of any claim by an Indemnified Party entered into without the prior consent of the Seller which consent shall not be unreasonably withheld.

          The indemnities contained in this Section shall survive the resignation or removal of the Owner Trustee or the termination of this Owner Trust Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 7.02, the Owner Trustee's choice of legal counsel, if other than the legal counsel retained by the Owner Trustee in connection with the execution and delivery of this Owner Trust Agreement, shall be subject to the approval of the Servicer, which approval shall not be unreasonably withheld. In addition, upon written notice to the Owner Trustee and with the consent of the Owner Trustee which consent shall not be unreasonably withheld, the Servicer has the right to assume the defense of any claim, action or proceeding against the Owner Trustee.

ARTICLE VIII

Termination of Owner Trust Agreement

          Section 8.01.  Termination of Owner Trust Agreement.

          (a)     The Trust shall dissolve upon the earlier of (i) the final distribution of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture and this Owner Trust Agreement or (ii) the Final Maturity Date. The bankruptcy, liquidation, dissolution, death or incapacity of the Certificateholder shall not (x) operate to terminate this Owner Trust Agreement or the Trust or (y) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

          (b)     Except as provided in Section 8.01(a), neither the Depositor nor the Certificateholder shall be entitled to revoke or terminate the Trust.

          (c)     Notice of any dissolution of the Trust, specifying the Payment Date upon which the Certificateholder shall surrender its Certificate to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Certificate Paying Agent by letter to the Certificateholder mailed within five Business Days of receipt of notice of such dissolution from the Owner Trustee, stating (i) the Payment Date upon or with respect to which final payment of the Certificate shall be made upon presentation and surrender of the Certificate at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificate at the office of the Certificate Payment Agent therein specified. The Certificate Paying Agent shall give such notice to the Owner Trustee and the Certificate Registrar at the time such notice is given to the Certificateholder. Upon presentation and surrender of the Certificate, the Certificate Paying Agent shall cause to be distributed to the Certificateholder amounts distributable on such Payment Date pursuant to Section 5.01.

          In the event that the Certificateholder shall not surrender its Certificate for cancellation within six months after the date specified in the above mentioned written notice, the Certificate Paying Agent shall give a second written notice to the Certificateholder to surrender the Certificate for cancellation and receive the final distribution with respect thereto. Subject to applicable laws with respect to escheat of funds, if within one year following the Payment Date on which final payment of the Certificate was to have been made pursuant to Section 5.01, the Certificate shall not have been surrendered for cancellation, the Certificate Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the Certificateholder concerning surrender of the Certificate, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Owner Trust Agreement. Any funds remaining in the Certificate Distribution Account after exhaustion of such remedies shall be distributed by the Certificate Paying Agent to the Servicer.

          (d)     Upon the completion of the winding up of the Trust and notification to the Owner Trustee from the Servicer, who shall be responsible for liquidating the Trust, as to the satisfaction of the obligations of the Trust, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810(c) of the Business Trust Statute, upon which filing the Trust shall terminate.

ARTICLE IX

Successor Owner Trustees and Additional Owner Trustees

          Section 9.01.   Eligibility Requirements for Owner Trustee.  The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) long term debt obligations with a rating of at least A (or the equivalent) by Standard & Poor’s and/or Moody’s. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 9.01, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

          Section 9.02.   Replacement of Owner Trustee.  The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days prior written notice thereof to the Depositor and the Indenture Trustee. Upon receiving such notice of resignation, the Indenture Trustee shall promptly appoint a successor Owner Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

          If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the Indenture Trustee, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Indenture Trustee remove the Owner Trustee. If the Indenture Trustee shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Indenture Trustee shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

          Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03 and payment of all fees and expenses owed to the outgoing Owner Trustee.

          Section 9.03.  Successor Owner Trustee.  Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Indenture Trustee and to its predecessor Owner Trustee an instrument accepting such appointment under this Owner Trust Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Owner Trust Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Owner Trust Agreement; and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

          No successor Owner Trustee shall accept appointment as provided in this Section 9.03 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.

          Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 9.03, the Indenture Trustee shall mail notice thereof to the Certificateholder, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Indenture Trustee shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Indenture Trustee.

          Section 9.04.  Merger or Consolidation of Owner Trustee.  Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such Person shall be eligible pursuant to Section 9.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

          Section 9.05.   Appointment of Co-Trustee or Separate Trustee.  Notwithstanding any other provisions of this Owner Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Owner Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Owner Trust Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

          Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (a)     All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

          (b)     No trustee under this Owner Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under this Owner Trust Agreement; and

          (c)     The Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Owner Trust Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Owner Trust Agreement, specifically including every provision of this Owner Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

          Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Owner Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

ARTICLE X

Miscellaneous

          Section 10.01.     Amendments.

          (a)     This Owner Trust Agreement may be amended from time to time by the parties hereto as specified in this Section 10.01, provided that any amendment, except as provided in subparagraph (e) below, be accompanied by an Opinion of Counsel, to the Owner Trustee to the effect that such amendment (i) complies with the provisions of this Section and (ii) will not cause the Trust to be subject to an entity level tax.

          (b)     If the purpose of the amendment (as detailed therein) is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered (i.e. to give effect to the intent of the parties), it shall not be necessary to obtain the consent of the Certificateholder, but the Owner Trustee shall be furnished with (A) a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any of the Notes and (B) an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of the Certificateholder shall be obtained.

          (c)     If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that any Security is outstanding (i.e. technical in nature), it shall not be necessary to obtain the consent of any Securityholder, but the Owner Trustee shall be furnished with an Opinion of Counsel that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to any Securityholder shall be obtained.

          (d)     If the purpose of the amendment is to add or eliminate or change any provision of the Owner Trust Agreement other than as contemplated in (b) and (c) above, the amendment shall require (A) an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of any Securityholder and (B) either (a) a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any of the Notes or (b) the consent of the Certificateholder and the Indenture Trustee; provided, however, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received that are required to be distributed on the Certificate without the consent of the Certificateholder.

          (e)     If the purpose of the amendment is to provide for the holding of the Certificate in book-entry form, it shall require the consent of the Certificateholder; provided, that the Opinion of Counsel specified in subparagraph (a) above shall not be required.

          (f)     If the purpose of the amendment is to provide for the issuance of additional certificates representing an interest in the Trust, it shall not be necessary to obtain the consent of any Securityholder, but the Owner Trustee shall be furnished with (A) an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of any Securityholder and (B) a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to of the Notes.

          (g)     Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Certificateholder, the Indenture Trustee and each of the Rating Agencies. It shall not be necessary for the consent of the Certificateholder or the Indenture Trustee pursuant to this Section 10.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consent of the Certificateholder provided for in this Owner Trust Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by the Certificateholder shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

          (h)     In connection with the execution of any amendment to any agreement to which the Trust is a party, other than this Owner Trust Agreement, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the documents subject to such amendment and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.

          Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

          Section 10.02.  No Legal Title to Owner Trust Estate.  The Certificateholder shall not have legal title to any part of the Owner Trust Estate. The Certificateholder shall be entitled to receive distributions with respect to their undivided beneficial interest therein only in accordance with Articles V and VII. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholder to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Owner Trust Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

          Section 10.03.  Limitations on Rights of Others.  The provisions of this Owner Trust Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholder, and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Owner Trust Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Owner Trust Agreement or any covenants, conditions or provisions contained herein.

          Section 10.04.  Notices.

          (a)     Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt, if to the Owner Trustee, addressed to U.S. Bank Trust National Association, 300 Delaware Avenue, Suite 813, Wilmington, Delaware 19801, with a copy to U.S. Bank National Association, Structured Finance, 180 East Fifth Street, St. Paul, Minnesota 55101; if to the Depositor, addressed to Credit Suisse First Boston Mortgage Acceptance Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010-3629; if to the Rating Agencies, addressed to Moody’s Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007 and to Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.,

55 Water Street, New York, NY 10041; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

          (b)     Any notice required or permitted to be given to the Certificateholder shall be given by first-class mail, postage prepaid, at the address of the Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Owner Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

          (c)     A copy of any notice delivered to the Owner Trustee or the Trust shall also be delivered to the Depositor.

          Section 10.05.   Severability.  Any provision of this Owner Trust Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 10.06.  Separate Counterparts.  This Owner Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 10.07.   Successors and Assigns.  All representations, warranties, covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor, the Owner Trustee and its successors and the Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Certificateholder shall bind the successors and assigns of the Certificateholder.

          Section 10.08.  No Petition.  The Owner Trustee, by entering into this Owner Trust Agreement and the Certificateholder, by accepting the Certificate, hereby covenant and agree that they will not, prior to the day that is one year and one day after the date this Owner Trust Agreement terminates, institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations to the Certificate, the Notes, this Owner Trust Agreement or any of the Basic Documents.

          Section 10.09.  No Recourse.  The Certificateholder by accepting the Certificate acknowledges that the Certificate represents beneficial interests in the Trust only and does not represent interests in or obligations of the Depositor, the Seller, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Owner Trust Agreement, the Certificate or the Basic Documents.

          Section 10.10.  Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          Section 10.11.  GOVERNING LAW.  THIS OWNER TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 10.12.   Integration.  This Owner Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understanding pertaining thereto.

          Section 10.13.  Intention of the Parties.  (a) It is the express intent of the parties hereto that the conveyance by the Depositor to the Trust pursuant to this Owner Trust Agreement of the Depositor’s right, title and interest in and to the Initial Loans and the Pre-Funding Account be, and be construed as, an absolute sale and assignment by the Depositor to the Trust. Further, it is not intended that the conveyance be deemed to be the grant of a security interest in the Initial Loans and the Pre-Funding Account by the Depositor to the Trust to secure a debt or other obligation. However, in the event that the Initial Loans or Pre-Funding Account are held to be property of the Depositor, or if for any reason this Owner Trust Agreement is held or deemed to create a security interest in the Initial Loans or the Pre-Funding Account, then it is intended that (i) this Owner Trust Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (ii) the conveyances provided for in Section 3.01 shall be deemed to be a grant by the Depositor to the Trust of a security interest in all of the Depositor’s right, title and interest, whether now owned or hereafter acquired, in and to (A) the Initial Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Loan Files and including any Eligible Substitute Loans; (B) the Pre-Funding Account; (C) pool insurance policies, hazard insurance policies and any bankruptcy bond relating to the foregoing, if applicable; (D) all amounts payable after the Cut-off Date to the holders of the Initial Loans in accordance with the terms thereof; (E) all income, payments, proceeds and products of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Pre-Funding Account, whether in the form of cash, instruments, securities or other property; (F) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and (G) all proceeds of any of the foregoing; (iii) the possession or control by the Trust or any other agent of the Trust of any of the foregoing property shall be deemed to be possession or control by the secured party, or possession or control by a purchaser, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-104, 9-106, 9-313 or 9-314 thereof); and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, the Trust, as applicable, for the purpose of perfecting such security interest under applicable law.

          (b)     The parties hereto, shall, to the extent consistent with this Owner Trust Agreement, take such reasonable actions as may be necessary to ensure that, if this Owner Trust Agreement were deemed to create a security interest in the Initial Loans or the Pre-Funding Account, such security interest would be deemed to be a perfected security interest of first priority as applicable.

          IN WITNESS WHEREOF, the Depositor and the Owner Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP., as Depositor By: Name: Title:
U.S. BANK TRUST NATIONAL ASSOCIATION, as Owner Trustee By: Name: Title:

Acknowledged and Agreed:

JPMorgan Chase Bank
as Certificate Registrar and Certificate Paying Agent

By:
Name:
Title:

DLJ Mortgage Capital Inc.
as Seller

By:
Name:
Title:

EXHIBIT A

FORM OF CERTIFICATE

                THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE NOTES AS DESCRIBED IN THE OWNER TRUST AGREEMENT DATED AS OF JULY 24, 2002, BETWEEN CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP. AND U.S. BANK TRUST NATIONAL ASSOCIATION (THE "AGREEMENT").

                THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT UPON SATISFACTION OF THE CONDITIONS IN SECTION 3.05 OF THE AGREEMENT.

                THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND STATE LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER SUCH STATE LAWS AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.05 OF THE AGREEMENT.

                NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (i) A REPRESENTATION LETTER IN THE FORM OF EXHIBIT F TO THE AGREEMENT FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE PROHIBITED TRANSACTION RESTRICTIONS AND THE FIDUCIARY RESPONSIBILITY REQUIREMENTS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ANY PERSON ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF ANY SUCH PLAN OR ANY PERSON USING "PLAN ASSETS," WITHIN THE MEANING OF THE DEPARTMENT OF LABOR REGULATIONS SECTION 2510.3-101, TO ACQUIRE THIS CERTIFICATE (COLLECTIVELY A "PLAN INVESTOR"), OR (ii) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN INVESTOR, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE DEPOSITOR, THE OWNER TRUSTEE, THE SERVICER AND THE CERTIFICATE REGISTRAR, OR A CERTIFICATION IN THE FORM OF EXHIBIT F TO THE AGREEMENT, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) AND WILL NOT SUBJECT THE DEPOSITOR, THE OWNER TRUSTEE, THE SERVICER OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

                THE TRANSFEREE OF THIS CERTIFICATE SHALL BE SUBJECT TO UNITED STATES FEDERAL WITHHOLDING TAX UNLESS THE CERTIFICATE REGISTRAR SHALL RECEIVED A CERTIFICATE OF NON-FOREIGN STATUS CERTIFYING AS TO THE TRANSFEREE'S STATUS AS A U.S. PERSON OR CORPORATION OR PARTNERSHIP UNDER U.S. LAW.

                THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.

Certificate No. ___
Cut-off Date: July 1, 2002	Assumed Final Payment Date: [____________________]
First Payment Date: August 26, 2002	Certificate Percentage Interest of this Certificate: 100%

CSFB ABS Trust 2002-HI23

evidencing a 100% interest in the Owner Trust Estate, the property of which consists primarily of the Loans, created by CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP. (hereinafter called the “Depositor” which term includes any successor entity under the Agreement referred to below).

                This Certificate is payable solely from the assets of the Owner Trust Estate, and does not represent an obligation of or interest in the Depositor, the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates. Neither this Certificate nor any of the Loans is guaranteed or insured by any governmental agency or instrumentality or by the Depositor, the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates. None of the Depositor, the Seller, the Servicer, the Indenture Trustee, the Owner Trustee, or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificate.

                This certifies that [NAME OF CERTIFICATEHOLDER] is the registered owner of the Certificate Percentage Interest evidenced by this Certificate (as set forth on the face hereof) in certain distributions with respect to the Owner Trust Estate, consisting primarily of the Loans created by the Depositor. The Trust (as defined herein) was created pursuant to a Owner Trust Agreement dated as specified above (as amended and supplemented from time to time, the "Agreement") between the Depositor and U.S. Bank Trust National Association, as owner trustee (the "Owner Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.

                Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Payment Date"), commencing on the first Payment Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the pro rata portion evidenced by this Certificate (based on the Certificate Percentage Interest stated

on the face hereof) of the Certificate Distribution Amount required to be distributed to the Certificateholder on such Payment Date. Distributions on this Certificate will be made as provided in the Agreement by the Certificate Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon.

                Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained by the Certificate Registrar for that purpose in the City and state of New York.

                No transfer of this Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Certificate Registrar or the Depositor may require an opinion of counsel acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described in the Agreement and (iii) the Certificate Registrar shall require the transferee to execute an investment letter in the form described by the Agreement, which investment letter shall not be at the expense of the Trust, the Owner Trustee, the Certificate Registrar or the Depositor. If the Certificateholder desires to effect such transfer, it shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Depositor, the Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. In connection with any such transfer, the Certificate Registrar (unless otherwise directed by the Depositor) will also require either (i) a representation letter, in the form of Exhibit F to the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction restrictions or the fiduciary responsibility requirements of ERISA or Section 4975 of the Code ("Plan"), any person acting, directly or indirectly, on behalf of any such plan or any person using the "plan assets," within the meaning of the Department of Labor regulations at 29 C.F.R.ss.2510.3-101, to effect such acquisition (collectively, a "Plan Investor") or (ii) if such transferee is a Plan Investor, an opinion of counsel acceptable to and in form and substance satisfactory to the Depositor, the Owner Trustee, the Servicer and the Certificate Registrar to the effect that the purchase or holding of the Certificate is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Depositor, the Owner Trustee, the Servicer or the Certificate Registrar to any obligation or liability in addition to those undertaken in the Agreement.

                This Certificate is one of a duly authorized Certificate designated as CSFB ABS Trust Asset-Backed Certificate of the Series specified hereon. All terms used in this Certificate which are defined in the Agreement shall have the meanings assigned to them in the Agreement.

                The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Distribution Account that have been released from the Lien of the Indenture for payment hereunder and that neither the Owner Trustee in its individual capacity nor the Depositor is personally liable to the Certificateholder for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                The Certificateholder acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Indenture, dated as of July 24, 2002, between CSFB ABS Trust 2002-HI23 (the "Trust") and JPMorgan Chase Bank, as Indenture Trustee (the "Indenture").

                The Certificateholder, by its acceptance of the Certificate, covenants and agrees that such Certificateholder will not, prior to the day one year and one day after the date this Owner Trust Agreement terminates, institute against the Depositor, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificate, the Notes, the Agreement or any of the Basic Documents.

                The Agreement permits the amendment thereof as specified below, provided that any amendment be accompanied by an Opinion of Counsel to the Owner Trustee to the effect that such amendment complies with the provisions of the Agreement and will not cause the Trust to be subject to an entity level tax. If the purpose of the amendment is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered, it shall not be necessary to obtain the consent of any Securityholder, but the Owner Trustee shall be furnished with a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any of the Notes. If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that any Security is outstanding, it shall not be necessary to obtain the consent of the any Securityholder, but the Owner Trustee shall be furnished with an Opinion of Counsel that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to any Securityholder. If the purpose of the amendment is to add or eliminate or change any provision of the Agreement, other than as specified in the preceding two sentences, the amendment shall require either (a) a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any of the Notes or (b) the consent of the Certificateholder and the Indenture Trustee; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the time of, payments received that are required to be distributed on the Certificate without the consent of the Certificateholder, or (ii) reduce the aforesaid Certificate Percentage Interest required to consent to any such amendment without the consent of 100% of the Certificate Percentage Interest.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained in the city of and State of New York, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Certificateholder or the Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Certificate Percentage Interest will be issued to the designated transferee. The initial Certificate Registrar appointed under the Agreement is the Owner Trustee.

                The Certificate is issuable only in minimum denominations of a 100% Certificate Percentage Interest.

                No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                The Owner Trustee, the Certificate Paying Agent, the Certificate Registrar and any agent of the Owner Trustee, the Certificate Paying Agent, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

                This Certificate shall be governed by and construed in accordance with the laws of the state of Delaware.

                The obligations created by the Agreement in respect of the Certificate and the Trust created thereby shall terminate upon the earlier of (i) the final distribution of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture and the Agreement or (ii) the Final Maturity Date.

                Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, or an authenticating agent by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

CSFB ABS Trust 2002-HI23
	by	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee
Dated: July ___, 2002		Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is the Certificate referred to in the within mentioned Agreement.

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

or
as Authenticating Agent of the Trust

By:
Authorized Signatory

ASSIGNMENT

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

*/ Signature Guaranteed:
*/

*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for the information of the Certificate Paying Agent:

          Distribution shall be made by wire transfer in immediately available funds to                                                                                                                                                                   for the account of ,                                                                                  account number              , or, if mailed by check, to

          Applicable statements should be mailed to                                                                                 .

Signature of assignee or agent (for authorization of wire transfer only)

EXHIBIT B

CERTIFICATE OF TRUST

OF

CSFB ABS Trust 2002-HI23

          THE UNDERSIGNED,_____________________ , as owner trustee (the "Trustee"), for the purpose of forming a business trust does hereby certify as follows:

          1.     The name of the business trust is:

CSFB ABS Trust 2002-HI23

          2.     The name and business address of the Trustee of the business trust in the state of Delaware is ______________________, _________________, ____________, Delaware _____.

          3.     The business trust reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Trust in the manner now or hereafter prescribed by law.

          4.     This Certificate of Trust shall be effective upon filing.

          THE UNDERSIGNED, being the Trustee hereinbefore named, for the purpose of forming a business trust pursuant to the provisions of the Delaware Business Trust Act, does make this certificate of trust, hereby declaring and further certifying that this is its act and deed and that to the best of the undersigned's knowledge and belief the facts herein stated are true.

U.S. BANK TRUST NATIONAL ASSOCIATION,

not in its individual capacity but solely as owner trustee under a Owner Trust Agreement dated as of July ___, 2002 By: Name: Title:

B-1

EXHIBIT C

FORM OF RULE 144A INVESTMENT REPRESENTATION

Description of Rule 144A Securities, including numbers:

                The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                1.  In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                2.  The Buyer, pursuant to Section 3.05 of the Agreement, warrants and represents to, and covenants with the Owner Trustee, the Depositor and the Indenture Trustee (as such terms are defined in the Owner Trust Agreement (the "Agreement"), dated as of July 24, 2002 between Credit Suisse First Boston Mortgage Acceptance Corp., as Depositor, and U.S. Bank Trust National Association, as Owner Trustee) as follows:

a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.
b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.
c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Indenture Trustee, the Owner Trustee or the Servicer.

d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.
e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                                                3. The Buyer represents that:

                                (i)     either (a) or (b) is satisfied, as marked below:

a. The Buyer is not any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R.ss.2510.3-101; or
b. The Buyer has provided the Depositor, the Owner Trustee, the Certificate Registrar and the Servicer with an opinion of counsel, satisfactory to the Depositor, the Owner Trustee, the Certificate Registrar and the Servicer, to the effect that the purchase and holding of the Certificate by or on behalf of the Buyer is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Depositor, the Owner Trustee, the Certificate Registrar or the Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Owner Trust Agreement, which opinion of counsel shall not be an expense of the Depositor, the Owner Trustee, the Certificate Registrar or the Servicer; and

(ii) the Buyer is familiar with the prohibited transaction restrictions and fiduciary responsibility requirements of Sections 406 and 407 of ERISA and Section 4975 of the Code and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made in this paragraph 3.

                4.  This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

Print Name of Seller	Print Name of Buyer
By: Name: Title:	By: Name: Title:
Taxpayer Identification: No. Date:	Taxpayer Identification: No. Date:

ANNEX 1 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                                [For Buyers Other Than Registered Investment Companies]

                                The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                                1.  As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                                2.  In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $          1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.
Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any state, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.
QIB. An entity, all of the equity owners of which are "qualified institutional buyers."
Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.
Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state or territory or the District of Columbia.
state or Local Plan. The Buyer is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.
ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.
Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.
SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958.
Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

                                3.  The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                                4.  For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

                                5.  The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Rule 144A Securities are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

Yes	No	Will the Buyer be purchasing the Rule 144A Securities only for the Buyer's own account?

                                6.  If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                                7.  The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

Print Name of Buyer
By:	Name: Title:
Date:

ANNEX 2 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers That Are Registered Investment Companies]

                The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                1.  As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                2.  In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).
The Buyer is part of a Family of Investment Companies which owned in the aggregate $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                3.  The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                4.  The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

                5.  The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                6.  The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer
By: Name: Title:
IF AN ADVISER:

Print Name of Buyer
Date:

EXHIBIT D

FORM OF INVESTOR REPRESENTATION LETTER

________, 20_

Credit Suisse First Boston
   Mortgage Acceptance Corp.
11 Madison Avenue, 4th Floor
New York, New York 10010-3629

JPMorgan Chase Bank, Structured Finance Services
Institutional Trust Services
450 West 33rd Street, 14th Floor
New York, New York 10001

Attention: Corporate Trust Administration

          Re:     CSFB ABS Trust 2002-HI23 Asset-Backed Certificate, Series 2002-HI23

Ladies and Gentlemen:

                _____________ (the "Purchaser") intends to purchase from_________(the "Seller") _____% Certificate Percentage Interest of the CSFB ABS Trust 2002-HI23 (the "Certificate"), issued pursuant to the Owner Trust Agreement (the "Owner Trust Agreement"), dated as of July 24, 2002 between Credit Suisse First Boston Mortgage Acceptance Corp. (the "Depositor") and U.S. Bank Trust National Association, as owner trustee (the "Owner Trustee"), as acknowledged and agreed by JPMorgan Chase Bank, as Certificate Registrar. All terms used herein and not otherwise defined shall have the meanings set forth in the Owner Trust Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor and the Certificate Registrar that:

1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the “Act”) or any state securities law, (b) the Depositor is not required to so register or qualify the Certificate, (c) the Certificate may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Owner Trust Agreement contains restrictions regarding the transfer of the Certificate and (e) the Certificate will bear a legend to the foregoing effect.

2. The Purchaser is acquiring the Certificate for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificate, such that it is capable of evaluating the merits and risks of investment in the Certificate, (b) able to bear the economic risks of such an investment and (c) an “accredited investor” within the meaning of Rule 501 (a) promulgated pursuant to the Act.

4. The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Owner Trust Agreement and (b) such other information concerning the Certificate, the Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Seller and is relevant to the Purchaser’s decision to purchase the Certificate. The Purchaser has had any questions arising from such review answered by the Depositor or the Seller to the satisfaction of the Purchaser.

5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in the Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of the Certificate, any interest in the Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificate under the Act, that would render the disposition of the Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer of the Certificate, except in compliance with the provisions of the Owner Trust Agreement.

6. The Purchaser represents:

(i) that either (a) or (b) is satisfied, as marked below:

               ____     a. The Purchaser is not any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring the Certificate with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R.ss.2510.3-101; or

               ____      b. The Purchaser has provided the Depositor, the Owner Trustee, the Certificate Registrar and the Servicer with an opinion of counsel, satisfactory to the Depositor, the Owner Trustee, the Certificate Registrar and the Servicer, to the effect that the purchase and holding of the Certificate by or on behalf of the Purchaser is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Depositor, the Owner Trustee, the Certificate Registrar

or the Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Owner Trust Agreement, which opinion of counsel shall not be an expense of the Depositor, the Owner Trustee, the Certificate Registrar or the Servicer; and

          (ii)  the Purchaser is familiar with the prohibited transaction restrictions and fiduciary responsibility requirements of Sections 406 and 407 of ERISA and Section 4975 of the Code and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made in this paragraph 6.

          7. The Purchaser is not a non-United States person.

Very truly yours,

By: Name: Title:

EXHIBIT E

FORM OF TRANSFEROR REPRESENTATION LETTER

_________, 20__

Credit Suisse First Boston
   Mortgage Acceptance Corp.
11 Madison Avenue
4th Floor
New York, New York 10010-3629

JPMorgan Chase Bank, Structured Finance Services
Institutional Trust Services
450 West 33rd Street, 10th Floor
New York, New York 10001

Attention: Corporate Trust Administration

          Re:     CSFB ABS Trust 2002-HI23 Asset-Backed Certificate, Series 2002-HI23

Ladies and Gentlemen:

                ______________ (the "Purchaser") intends to purchase from ________ (the "Seller") _____% Certificate Percentage Interest of the CSFB ABS Trust 2002-HI23 (the "Certificate"), issued pursuant to the Owner Trust Agreement (the "Owner Trust Agreement"), dated as of July 24, 2002 between Credit Suisse First Boston Mortgage Acceptance Corp., as depositor (the "Depositor") and U.S. Bank Trust National Association, as owner trustee (the "Owner Trustee"), as acknowledged and agreed by JPMorgan Chase Bank, as certificate registrar (the "Certificate Registrar"). All terms used herein and not otherwise defined shall have the meanings set forth in the Owner Trust Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor and the Certificate Registrar that:

                Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Certificate, any interest in the Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in the Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificate under the Securities Act of 1933 (the "Act"), that would render the disposition of the Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to the Certificate. The Seller has not and will not

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sell or otherwise transfer any of the Certificate, except in compliance with the provisions of the Owner Trust Agreement.

Very truly yours,

By: Name: Title:

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EXHIBIT F

FORM OF ERISA REPRESENTATION LETTER

____________, 20__

Credit Suisse First Boston
   Mortgage Acceptance Corp.
11 Madison Avenue, 4th Floor
New York, New York 10010-3629

U.S. Bank Trust National Association
100 Wall Street, 16th Floor
New York, New York 10005

Countrywide Home Loans Servicing, LP

JPMorgan Chase Bank, as Certificate Registrar
Institutional Trust Services/ Structured Finance Services
450 West 33rd Street, 14th Floor
New York, New York 10001

          Re:     CSFB ABS Trust 2002-HI23 Asset-Backed Certificate, Series 2002-HI23

Dear Sirs:

                ____________________________ (the "Transferee") intends to acquire from ______________(the "Transferor") $_______ of CSFB ABS Asset-Backed Certificate Series 2002-HI23 (the "Certificate"), issued pursuant to a Owner Trust Agreement (the "Owner Trust Agreement") dated July 24, 2002 among Credit Suisse First Boston Mortgage Acceptance Corp., as depositor (the "Depositor") and U.S. Bank Trust National Association, as trustee (the "Owner Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Owner Trust Agreement.

                The Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Owner Trustee, the Certificate Registrar and the Servicer that the Certificate (i) is not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of

F-1

Labor ("DOL") regulation, 29 C.F.R.ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R.ss.2510.3-101; and

          (2)     The Transferee is familiar with the prohibited transaction restrictions and fiduciary responsibility requirements of Sections 406 and 407 of ERISA and Section 4975 of the Code and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made herein.

Very truly yours,

By: Name: Title:

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EXHIBIT G

FORM OF CERTIFICATE OF NON-FOREIGN STATUS

          This Certificate of Non-Foreign Status is delivered pursuant to Section 3.05 of the Owner Trust Agreement dated as of July 24, 2002 (the "Owner Trust Agreement"), between Credit Suisse First Boston Mortgage Acceptance Corp., as depositor (the "Depositor"), and U.S. Bank Trust National Association, as owner trustee, in connection with the acquisition of, transfer to or possession by the undersigned, whether as beneficial owner (the "Beneficial Owner"), or nominee on behalf of the Beneficial Owner of CSFB ABS Trust 2002-HI23 Asset-Backed Certificate, Series 2002-HI23 (the "Certificate"). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Owner Trust Agreement.

          Each holder must complete Part I, Part II (if the holder is a nominee), and in all cases sign and otherwise complete Part III.

          In addition, each holder shall submit with the Certificate an IRS Form W-9 relating to such holder.

          To confirm to the Trust that the provisions of Sections 871, 881 or 1446 of the Internal Revenue Code (relating to withholding tax on foreign partners) do not apply in respect of the Certificates held by the undersigned, the undersigned hereby certifies:

Part I -	Complete Either A or B
	A.	Individual as Beneficial Owner
		1.	I am (the Beneficial Owner is ) not a non-resident alien for purposes of U.S. income taxation;
		2.	My (the Beneficial Owner's) name and home address are: ; and
		3.	My (the Beneficial Owner's) U.S. taxpayer identification number (Social Security Number) is _______________________.
	B.	Corporate, Partnership or Other Entity as Beneficial Owner
		1.	(Name of the Beneficial Owner) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations;
		2.	The Beneficial Owner's office address and place of incorporation (if applicable) is

G-1

___________________________ ___________________________; and
	3.	The Beneficial Owner's U.S. employer identification number is _____________.
Part II -	Nominees

          If the undersigned is the nominee for the Beneficial Owner, the undersigned certifies that this Certificate has been made in reliance upon information contained in:

____ an IRS Form W-9
____ a form such as this or substantially similar

provided to the undersigned by an appropriate person and (i) the undersigned agrees to notify the Trust at least thirty (30) days prior to the date that the form relied upon becomes obsolete, and (ii) in connection with change in Beneficial Owners, the undersigned agrees to submit a new Certificate of Non-Foreign Status to the Trust promptly after such change.

Part III -	Declaration

          The undersigned, as the Beneficial Owner or a nominee thereof, agrees to notify the Trust within sixty (60) days of the date that the Beneficial Owner becomes a foreign person. The undersigned understands that this certificate may be disclosed to the Internal Revenue Service by the Trust and any false statement contained therein could be punishable by fines, imprisonment or both.

          Under penalties of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete and will further declare that I will inform the Trust of any change in the information provided above, and, if applicable, I further declare that I have the authority* to sign this document.

Name
Title (if applicable)
Signature and Date

*NOTE: If signed pursuant to a power of attorney, the power of attorney must accompany this certificate.

G-2

EXHIBIT H

FORM OF REPRESENTATION LETTER

_____________________, _____

Credit Suisse First Boston
   Mortgage Acceptance Corp.
11 Madison Avenue, 4th Floor
New York, New York 10010-3629

U.S. Bank Trust National Association
100 Wall Street, 16th Floor
New York, New York 10005

Countrywide Home Loans Servicing, LP

JPMorgan Chase Bank, as Certificate Registrar
Institutional Trust Services/, Structured Finance Services
450 West 33rd Street, 14th Floor
New York, New York 10001

          Re:     CSFB ABS Trust 2002-HI23 Asset-Backed Certificate, Series 2002-HI23

Dear Sirs:

                                                      (the "Transferee") intends to acquire from                                            (the “Transferor”) a       % Percentage Interest of CSFB ABS Trust 2002-HI23 Asset-Backed Certificate, Series 2002-HI23 (the “Certificates”), issued pursuant to an owner trust agreement dated as of July 24, 2002 (the “ Owner Trust Agreement”) between Credit Suisse First Boston Mortgage Acceptance Corp., as depositor (the “Depositor”), and U.S. Bank Trust National Association, as owner trustee (the “Owner Trustee”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Owner Trust Agreement.

          The Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Owner Trustee, the Certificate Registrar and the Servicer that:

(1) the Transferee is acquiring the Certificate for its own behalf and is not acting as agent or custodian for any other person or entity in connection with such acquisition; and

H-1

(2) the Transferee is not a partnership, grantor trust or S corporation for federal income tax purposes, or, if the Transferee is a partnership, grantor trust or S corporation for federal income tax purposes, the Certificate is not more than 50% of the assets of the partnership, grantor trust or S corporation.

Very truly yours,

By:
Name:
Title:

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